EXHIBIT 99.3
HEALTH CARE REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2011

Page
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2011	4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

HEALTH CARE REIT, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
     The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT, Inc. (the “Company”) as of and for the three months ended March 31, 2011 contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2011 and the historical consolidated financial statements of FC-GEN Acquisition Holding, LLC (“Acquisition Holding”) as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 included as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on April 7, 2011, as amended by Amendment No. 1 to Current Report on Form 8-K filed on June 15, 2011.
     The accompanying unaudited pro forma condensed consolidated financial statements give effect to (i) the acquisition by the Company of 100% of the equity interests in Acquisition Holding, which indirectly owns (1) 137 senior housing and care facilities (134 of which are owned in fee simple and three pursuant to ground leases) and (2) the leasehold interests in and options to purchase seven senior housing and care facilities, for approximately $2.4 billion (collectively, the “Acquisition”) and (ii) the lease by the Company to Genesis Operations, LLC (“Tenant”) under which the Tenant operates the acquired facilities (the “Master Lease”). An affiliate of Tenant operates the seven leasehold interest facilities. Prior to closing, FC-GEN Operations Investment, LLC (“OpCo”) was a direct subsidiary of Acquisition Holding. Prior to the closing, Acquisition Holding contributed the assets, liabilities and equity interests relating to (i) the business of operating and managing senior housing and care facilities, (ii) joint venture entities and (iii) other ancillary businesses to OpCo and then distributed all of the equity interests in OpCo to FC-GEN Investment, LLC (“FC-GEN”). Tenant is a wholly-owned subsidiary of OpCo. All obligations under the Master Lease have been guaranteed by OpCo. In addition, in conjunction with the Acquisition, the Company has the option, during the initial 15-year term of the Master Lease and subject to certain restrictions, to acquire a 9.9% ownership interest in OpCo for a purchase price equal to $47 million (subject to certain adjustments). On April 29, 2011, the Company completed the acquisition of three additional senior housing and care facilities following receipt of final regulatory approvals. Each of these facilities has been added to the Master Lease, without any adjustment to the base rent and without payment of any additional consideration. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 has been prepared as if the Acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2011 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 (as included in the Company’s Current Report on Form 8-K filed on April 7, 2011) were each prepared as if the Acquisition had occurred as of January 1, 2010. Such statements also give effect to the application of a portion of the net proceeds from common stock, preferred stock and senior unsecured notes offerings consummated in March 2011, which were undertaken by the Company in order to finance the Acquisition.
     The allocation of the purchase price of Acquisition Holding reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets ultimately acquired and liabilities ultimately assumed. The Company is in the process of making a final determination of the fair values of Acquisition Holding’s assets and liabilities based on the actual valuation of the tangible and intangible assets and liabilities of Acquisition Holding that existed as of the closing date. Amounts ultimately allocated to identifiable tangible and intangible assets and liabilities could change significantly from the preliminarily estimates used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.
     In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, the impact of ongoing integration activities, the timing of closing and other changes in Acquisition Holding tangible and intangible assets and liabilities that occurred prior to closing could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Acquisition, which may differ from those reflected in Acquisition Holding’s historical consolidated financial statements and the pro forma condensed consolidated financial statements.

Health Care REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2011
(In thousands)

		Acquisition
	Company	Holding	Pro Forma		Company
	Historical	Historical (A)	Adjustments		Pro Forma
Assets
Real property, net	$9,433,103	$1,813,371	$661,773	(D)	$11,908,247
Real estate loans receivable, net	445,827	—	—		445,827

Net real estate investments	9,878,930	1,813,371	661,773		12,354,074
Goodwill	51,207	126,914	(126,914)	(C)	51,207
Deferred loan expenses	48,620	10,725	(4,958)	(C)	48,620
			(5,767)	(E)
Cash and cash equivalents	2,667,995	84,463	(84,463)	(C)	253,784
			(14,211)	(B)
			(2,400,000)	(G)
Other assets	611,292	656,526	(613,498)	(C)	611,292
			(43,028)	(F)

Total assets	$13,258,044	$2,691,999	$(2,631,066)		$13,318,977

Liabilities and equity
Liabilities:
Borrowings under unsecured line of credit arrangement	$—	$—	$—		$—
Senior unsecured notes	4,427,850	—	—		4,427,850
Secured debt	1,711,973	1,716,108	(45,544)	(C)	1,711,973
			(1,670,564)	(G)
Capital lease obligations	8,813	226,524	(153,331)	(C)	83,957
			1,951	(H)
Accrued expenses and other liabilities	334,259	738,570	(488,442)	(C)	334,259
			(250,128)	(F)

Total liabilities	6,482,895	2,681,202	(2,606,058)		6,558,039
Redeemable noncontrolling interests	4,546	—	—		4,546
Equity:
Preferred stock	1,010,417	—	—		1,010,417
Common stock	176,563	—	—		176,563
Capital in excess of par value	6,280,906	—	—		6,280,906
Other equity	(847,745)	—	(14,211)	(B)	(861,956)
Total members’ equity (deficit)	—	6,152	(6,152)	(I)	—

Total Company stockholders’ equity	6,620,141	6,152	(20,363)		6,605,930
Noncontrolling interests	150,462	4,645	(4,645)	(C)	150,462

Total equity	6,770,603	10,797	(25,008)		6,756,392

Total liabilities and equity	$13,258,044	$2,691,999	$(2,631,066)		$13,318,977

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2011
(In thousands, except per share data)

			Acquisition
		Company	Holding	Pro Forma		Company
		Historical	Historical (A)	Adjustments		Pro Forma
Revenues:
Rental income		$169,658	$—	$55,607	(J)	$225,265
Resident fees and services		71,286	670,570	(670,570)	(C)	71,286
Interest income		11,709	—	—		11,709
Other income		2,824	1,045	(1,045)	(C)	2,824

Total revenues		255,477	671,615	(616,008)		311,084
Expenses:
Interest expense		58,897	38,774	(5,979)	(C)	74,810
				(16,882)	(K)
Property operating expenses		64,485	551,036	(551,036)	(C)	64,485
Depreciation and amortization		73,476	22,355	(6,189)	(C)	89,349
				(293)	(L)
General and administrative		17,714	33,355	(33,355)	(C)	17,714
Transaction costs		36,065	8,519	(8,519)	(C)	36,065
Provision for loan losses		248	—	—		248

Total expenses		250,885	654,039	(622,253)		282,671

Income from continuing operations before income taxes and income from unconsolidated joint ventures		4,592	17,576	6,245		28,413
Income tax (expense) benefit		(129)	(6,884)	6,884	(F)	(129)
Income from unconsolidated joint ventures		1,543	100	(100)	(C)	1,543

Income from continuing operations		6,006	10,792	13,029		29,827
Less: Preferred stock dividends		8,680	—	8,436	(M)	17,116
Net income (loss) attributable to noncontrolling interests		(242)	144	(144)	(C)	(242)

Income (loss) from continuing operations attributable to common stockholders		$(2,432)	$10,648	$4,737		$12,953

Average number of common shares outstanding:
Basic		154,945		20,764	(N)	175,709
Diluted		155,485		20,764	(N)	176,249
Income (loss) from continuing operations attributable to common stockholders per share:	(O)
Basic		$(0.02)				$0.07
Diluted		(0.02)				0.07
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of the Company for the three months ended March 31, 2011 contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2011 and the historical consolidated financial statements of Acquisition Holding as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 that are included in the Company’s Current Report on Form 8-K filed on April 7, 2011, as amended by Amendment No. 1 to Current Report on Form 8-K filed on June 15, 2011.
(A)	The historical financial statements of Acquisition Holding for the three months ended March 31, 2011 have been presented based on the financial statement classifications utilized by the Company.

(B)	On February 28, 2011, the Company entered into a definitive agreement to acquire Acquisition Holding for a total cash purchase price of $2,400,000,000. The total purchase price of $2,475,144,000 is comprised of the cash consideration and the fair value of capital lease obligations totaling $75,144,000 (see Note H). Immediately after the Acquisition, Tenant began leasing the facilities acquired from Acquisition Holding from the Company pursuant to the Master Lease (see Note J). All obligations under the lease have been guaranteed by OpCo. In connection with the Acquisition, the Company estimates it will pay approximately $14,211,000 of fees and costs including advisory fees ($6,000,000), legal fees ($2,000,000), and due diligence and other closing costs ($6,211,000). These costs, although not yet finalized, are directly attributable to the Acquisition and represent non-recurring costs; therefore, the anticipated impact on the results of operations was excluded from the pro forma condensed consolidated statement of operations.

(C)	Prior to closing, OpCo was a direct subsidiary of Acquisition Holding. Immediately before the closing date, certain subsidiaries of Acquisition Holding transferred the assets, liabilities and equity interests relating to (i) the business of operating and managing senior housing and care facilities, (ii) joint venture entities and (iii) other ancillary businesses to OpCo and then distributed all of the equity interests in OpCo to FC-GEN. The parties intend that under no circumstances shall the Company be deemed the owner of, or otherwise have control over, OpCo, its subsidiaries or the assets, liabilities and equity thereof for any period of time. As such, all relevant amounts relating to OpCo have been eliminated from Acquisition Holding. Adjustments identified represent assets, liabilities, revenues and expenses of OpCo that were not retained in the Acquisition. In the Acquisition, the Company acquired 137 senior housing and care facilities and the leasehold interests in and options to purchase seven other senior housing and care facilities. On April 29, 2011, the Company completed the acquisition of three additional senior housing and care facilities following receipt of final regulatory approvals.

(D)	Adjustments to real property follow (in thousands):

Real property not acquired:(1)
Land and land improvements	$(11,843)
Buildings and improvements	(473,326)
Construction in progress	(8,696)
Accumulated depreciation and amortization	105,530

Total real property not acquired	(388,335)
Fair value adjustments:(2)
Land and land improvements	(102,988)
Buildings and improvements	963,348
Construction in progress	(6,452)
Accumulated depreciation and amortization	196,200

Total real property fair value adjustments	1,050,108

Net real property asset adjustments	$661,773

(1)	See Note C.

(2)	Acquisition Holding’s real property assets have been adjusted to their preliminary estimated fair values and the related historical balances of accumulated depreciation and construction in progress are eliminated when in-service real property assets are recorded at fair value.

(E)	Adjustment represents the elimination of Acquisition Holding’s deferred loan costs.

(F)	Adjustments represent elimination of deferred tax assets and liabilities of Acquisition Holding. As a result of the Acquisition, the Company is subject to corporate level taxes for any asset acquired in the Acquisition and subsequently sold for a period of 10 years subsequent to closing (“built-in gains tax”). The amount of income potentially subject to this special corporate level tax is

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
generally equal to (i) the excess of the fair value of the asset as of the date of closing over its adjusted tax basis as of the date of closing, or (ii) the actual amount of gain, whichever of (i) and (ii) is lower. The Company has not recorded a deferred tax liability as a result of the potential built-in gains tax based on its intentions with respect to such assets and available tax planning strategies. Additionally, at the closing of the Acquisition, 100% of the real estate of Acquisition Holding was acquired by a subsidiary of the Company; accordingly, assuming the Acquisition was effective January 1, 2010, all of the amounts of the income tax expense would then be eliminated.

(G)	The Company funded $2,400,000,000 of cash consideration and other associated costs of the Acquisition primarily through cash on hand as a result of the proceeds from the Company’s offerings of common stock, preferred stock and senior unsecured notes completed in March 2011. Approximately $1,670,564,000 of Acquisition Holding’s long-term debt was settled prior to closing.

(H)	At closing, the Company assumed the existing leases at seven properties. Acquisition Holding has historically recognized these leases as capital leases due to bargain purchase options. The Company has adjusted the capital lease obligations to estimated fair values.

(I)	Adjustment to the total members’ equity represents the elimination of such balance of Acquisition Holding.

(J)	Immediately after the closing of the Acquisition, a subsidiary of the Company began leasing the acquired facilities to Tenant pursuant to the Master Lease. In addition to rent, the triple net Master Lease requires Tenant to pay all operating costs, utilities, real estate taxes, insurance, building repairs, maintenance costs and all obligations under the ground leases. All obligations under the Master Lease have been guaranteed by OpCo. The initial term is fifteen years. Tenant has one option to renew for an additional term of fifteen years. The Master Lease provides that the base rent for the first year is $198,000,000 and will increase at least 1.75% but no more than 3.50% (subject to CPI changes) for each of the years two through six during the initial term and at least 1.50% but no more than 3.00% per year thereafter (subject to CPI changes). The adjustment to rental income represents the estimated straight-line rent the Company expects to recognize based on the minimum rent escalators during the initial term.

(K)	Adjustments to interest expense are as follows (in thousands):

Elimination of Acquisition Holding’s interest expense	$(32,795)
Interest expense associated with senior unsecured notes(1)	14,992
Interest expense on capital lease obligations (Note H)	921

Total	$(16,882)

(1)	Represents adjustment to reflect full quarter impact of the issuance of $1.4 billion senior unsecured notes on March 14, 2011. Includes amortization of deferred fees.
(L)	Adjustments to depreciation and amortization represent the elimination of Acquisition Holding’s historical depreciation ($16,166,000) offset by depreciation expense as a result of the recording of Acquisition Holding’s real property at its estimated fair value ($15,873,000). Estimated useful lives of 40 years and 15 years were used to compute depreciation for buildings and improvements, respectively, on a straight-line basis.

(M)	Represents adjustment to reflect full quarter impact of the issuance of 14,375,000 shares of the Company’s 6.50% Series I cumulative convertible perpetual preferred stock on March 7, 2011.

(N)	Represents adjustment to reflect full quarter impact of the issuance of 28,750,000 shares of common stock on March 7, 2011.

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(O)	The calculations of basic and diluted earnings (loss) per share are as follows (in thousands, except per share data):

	Historical	Pro Forma
Income from continuing operations	$6,006	$29,827
Preferred stock dividends	(8,680)	(17,116)
Net income attributable to noncontrolling interests	242	242

Income (loss) from continuing operations attributable to common stockholders	$(2,432)	$12,953

Weighted-average shares used to calculate earnings per common share — Basic(1)	154,945	175,709
Effect of dilutive securities	540	540

Adjusted weighted-average shares used to calculate earnings per common share — Diluted	155,485	176,249

Income (loss) from continuing operations attributable to common stockholders per share:
Basic	$(0.02)	$0.07
Diluted	(0.02)	0.07

(1)	The pro forma weighted-average shares outstanding are the historical weighted-average shares of the Company adjusted for the issuance of 28,750,000 shares of the Company’s common stock (see Note N). The shares of convertible preferred stock discussed in Note M were excluded as the effect of the conversion would be anti-dilutive.